Exhibit 4.2

CONFORMED COPY

TEVECAP S.A.

12.625% Senior Notes due 2009

SUPPLEMENT TO INDENTURE

Dated as of December 21, 2004

HSBC BANK USA, NATIONAL ASSOCIATION

Trustee

and

Principal Paying Agent

THIS SUPPLEMENT, dated as of December 21, 2004, TO INDENTURE, dated as of December 21, 2004 (this “Supplement”), is among TEVECAP S.A., TVA SISTEMA DE TELEVISAO S.A., TVA COMMUNICATIONS LTD., COMERCIAL CABO TV SÃO PAULO LTDA., CCS CAMBORIÚ CABLE SYSTEM DE TELECOMUNICAÇOES LTDA., and TVA SUL PARANA LTDA., as Subsidiary Guarantors (the “Subsidiary Guarantors”), and HSBC Bank USA, National Association as Trustee (the “Trustee”) and Principal Paying Agent (the “Principal Paying Agent”).

WITNESSETH:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of December 21, 2004, among the Company, the Trustee, and the Principal Paying Agent (the “Indenture”), under which the Securities in the aggregate principal amount of $48,022,000 were issued and are outstanding.

WHEREAS, TVA Sistema de Televisao S.A., TVA Communications Ltd., Comercial Cabo TV São Paulo Ltda., CCS Camboriú Cable System de Telecomunicaçoes Ltda., and TVA Sul Parana Ltda. are Subsidiaries of the Company and wish to unconditionally and irrevocably Guarantee to each Holder and to the Trustee and its successors and assigns, as a principal obligor and not merely as a surety, (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture (including obligations to the Trustee) and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes.

WHEREAS, in accordance with Sections 8.1(4) and 9.1 of the Indenture the Company has requested that the Indenture be supplemented to provide for TVA Sistema de Televisao S.A., TVA Communications Ltd., Comercial Cabo TV São Paulo Ltda., CCS Camboriú Cable System de Telecomunicaçoes Ltda., and TVA Sul Parana Ltda. to become Subsidiary Guarantors.  The Company and each of the Subsidiary Guarantors are authorized to enter into this Supplement by resolution of the board of directors of the Company or such Subsidiary Guarantor, and simultaneously herewith the Trustee has received Opinions of Counsel and Officers’ Certificates stating that the execution of this Supplement is authorized or permitted by the Indenture.

NOW, THEREFORE:

For and in consideration of the premises it is mutually covenanted and agreed as follows:

ARTICLE I

Additional Subsidiary Guarantee

SECTION 1.1.  Additional Guarantors. Pursuant to Sections 8.1(4) and 9.1 of the Indenture, and this Supplement TVA Sistema de Televisao S.A., TVA Communications Ltd., Comercial Cabo TV São Paulo Ltda., CCS Camboriú Cable System de Telecomunicaçoes Ltda., and TVA Sul Parana Ltda. as of the date hereof shall be Subsidiary Guarantors under the provisions of the Indenture, including without limitation the provisions of Article IX of the Indenture.

ARTICLE II

SECTION 2.1.  Effective Date of this Supplement. This Supplement will be effective upon the date first written above.

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SECTION 2.2.  Indenture Ratified. Except as set forth herein, the Indenture is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 2.3.  Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 2.4.  Trustee Not Responsible. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.  The Trustee enters into this Supplement in reliance on the Officers’ Certificates and Opinions of Counsel, as provided for in Sections 10.4 and 10.5 of the Indenture.

SECTION 2.5.  Definitions and Terms. Unless otherwise defined herein, all initially capitalized terms used herein shall have the meanings assigned to such terms in the Indenture.

SECTION 2.6.  Governing Law. This Supplement shall be governed by and construed in accordance with the law of the State of New York.

[The remainder of the page has been left blank intentionally.]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplement No. 1 to be duly executed as of the date first above written.

TEVECAP S.A.

By:	/s/ Carlos Eduardo Malagoni
	Name:	Carlos Eduardo Malagoni
	Title:	Chief Financial Officer

By:	/s/ Virgilio Jose Carreira Amaral
	Name:	Virgilio Jose Carreira Amaral
	Title:	Chief Technology Officer

TVA SISTEMA DE TELEVISAO S.A.

By:	/s/ Carlos Eduardo Malagoni
	Name:	Carlos Eduardo Malagoni
	Title:	Chief Financial Officer

By:	/s/ Vito Chiarella Neto
	Name:	Vito Chiarella Neto
	Title:	Attorney-in-fact

TVA COMMUNICATIONS LTD.

By:	/s/ Carlos Eduardo Malagoni
	Name:	Carlos Eduardo Malagoni
	Title:	Chief Financial Officer

By:	/s/ Vito Chiarella Neto
	Name:	Vito Chiarella Neto
	Title:	Attorney-in-fact

COMERCIAL CABO TV SÃO PAULO LTDA.

By:	/s/ Carlos Eduardo Malagoni
	Name:	Carlos Eduardo Malagoni
	Title:	Chief Financial Officer

By:	/s/ Vito Chiarella Neto
	Name:	Vito Chiarella Neto
	Title:	Attorney-in-fact

CCS CAMBORIÚ CABLE SYSTEM DE TELECOMUNICAÇOES LTDA.

By:	/s/ Carlos Eduardo Malagoni
	Name:	Carlos Eduardo Malagoni
	Title:	Chief Financial Officer

By:	/s/ Vito Chiarella Neto
	Name:	Vito Chiarella Neto
	Title:	Attorney-in-fact

TVA SUL PARANA LTDA.

By:	/s/ Carlos Eduardo Malagoni
	Name:	Carlos Eduardo Malagoni
	Title:	Chief Financial Officer

By:	/s/ Vito Chiarella Neto
	Name:	Vito Chiarella Neto
	Title:	Attorney-in-fact

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee and Paying Agent

By:	/s/ Frank J. Godino
	Name:	Frank J. Godino
	Title:	Vice President